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                                                                      EXHIBIT 21
                         TRIBUNE COMPANY SUBSIDIARIES
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                                                        Jurisdiction of            Other names under which
                                                        Incorporation              subsidiary does business
                                                        ---------------            ------------------------
PUBLISHING
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Tribune Publishing Company                              Delaware
                                                        Illinois                   Chicago Tribune; Exito!
Chicago Tribune Company
   Chicago Tribune Newspapers, Inc.                     Illinois                   Tribune Newspaper Network
   Chicago Tribune Press Service, Inc.                  Illinois
   Newspaper Readers Agency, Inc.                       Illinois
   Tribune Direct Marketing, Inc.                       Delaware                   AmeriComm/Illinois
   Precision Home Delivery, Inc.                        Delaware
   Relcon, Inc.                                         Delaware
Tribune Media Services, Inc.                            Delaware                   TV Log; TV Week
Sun-Sentinel Company                                    Delaware                   Sun-Sentinel; Gold Coast Labeling
   Gold Coast Publications, Inc.                        Delaware                   Gold Coast Shopper; Porch Plus; XS; Exito!;
                                                                                   iCE; Vital Signs; South Florida Parenting
   New River Center Maintenance Association, Inc.       Florida
Sentinel Communications Company                         Delaware                   The Orlando Sentinel; US Express; Magic
                                                                                   Magazine; Tribune Interactive Network
                                                                                   Services
   Neocomm, Inc.                                        Delaware                   Porch Plus
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Peninsula Newspapers, Inc.                              Delaware

                                                        Jurisdiction of            Other names under which
                                                        Incorporation              subsidiary does business
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
Times-Advocate Company                                  Delaware                   Times-Advocate; GO Magazine; The
                                                                                     Californian; The Californian Extra
   Twin County Community Newspapers, Inc.               Delaware                   The Enterprise; The Extraprize
The Daily Press, Inc.                                   Delaware                   Daily Press
   Hampton Roads Newspapers, Inc.                       Virginia
Tribune National Marketing Company                      Delaware                   Real Estate Information Connection/REIC
Picture Network International                           Delaware

NEW MEDIA
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Tribune New Media Company                               Delaware
Contemporary Books, Inc.                                Illinois                   Best Publications Company; Best Books
                                                                                     Company
   Congdon & Weed, Inc.                                 New York
Wright Group Publishing, Inc.                           Delaware
Compton's Learning Company                              Delaware
Compton's NewMedia, Inc.                                California
Compton's Multimedia Publishing Group, Inc.             Delaware
NewMedia Source, Inc.                                   California
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                                                        Jurisdiction of            Other names under which
                                                        Incorporation              subsidiary does business
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
BROADCASTING AND ENTERTAINMENT
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Tribune Broadcasting Company                            Delaware                   Tribune Plus; Tribune Plus Corporate Sales;
                                                                                     Tribune Creative Services Group
   Tribune Broadcasting News Network, Inc.              Delaware                   Trib Net
   ChicagoLand Television News, Inc.                    Delaware                   ChicagoLand Television/CLTV
   Oak Brook Productions, Inc.                          Delaware
   ChicagoLand Microwave Licensee, Inc.                 Delaware
   Tribune Regional Programming, Inc.                   Delaware
   Tribune New York Radio, Inc.                         Delaware                   WQCD-FM
   Tribune Denver Radio, Inc.                           Delaware                   KOSI; KEZW
   Tribune Denver Direct Mail, Inc.                     Delaware                   KOSI Coupons
   WGN Continental Broadcasting Company                 Delaware                   WGN-TV; WGN Radio; Tribune Radio
                                                                                     Networks
   Interstate Radio Network, Inc.                       Illinois
   Tribune Sacramento Radio, Inc.                       Delaware                   KYMX; KCTC
   Tribune Entertainment Company                        Delaware
        Magic T Music Publishing Company                Delaware
        Tribune Entertainment Production Company        Delaware
             Chicago River Production Company           Delaware                   The Road
             435 Production Company                     Delaware
             Gossip Production Company                  Delaware
             North Michigan Production Company          Delaware
   Fairfax Media, Incorporated                          Virginia
   Tribune (FN) Cable Ventures, Inc.                    Delaware
   KWGN Inc.                                            Delaware                   KWGN-TV
   WGNO Inc.                                            Delaware                   WGNO-TV
   WGNX Inc.                                            Delaware                   WGNX-TV
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                                                        Jurisdiction of            Other names under which
                                                        Incorporation              subsidiary does business
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
   KTLA Inc.                                            California                 KTLA-TV
        GWB Productions                                 Delaware
   WPHL-TV, Inc.                                        Pennsylvania               WPHL
   WPIX Inc.                                            New York                   WPIX-TV; Tribune New York Holdings
   WLVI Inc.                                            Delaware
Tribune California Properties, Inc.                     Delaware
Farm Journal, Inc.                                      Pennsylvania               Rockwood Research Corporation
   Farm Journal Tours, Inc.                             Pennsylvania
Chicago National League Ball Club, Inc.                 Delaware                   Chicago Cubs
Diana-Quentin, Inc.                                     Illinois
Rockford Professional Baseball Club, Inc.               Florida                    Rockford Cubbies
Rock River Concessions, Inc.                            Florida
Orlando Baseball Club, Inc.                             Delaware                   Orlando Cubs
Orlando Baseball Concessions, Inc.                      Delaware

MISCELLANEOUS
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Tribune Properties, Inc.                                Delaware                   New River Center Management Co.
Tribune New York Properties, Inc.                       Delaware
Riverwalk Center I Joint Venture
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